UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012
____________________
SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35186 (Commission File Number)	38-1747023 (IRS Employer Identification Number)

2800 Executive Way
Miramar, Florida 33025
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (954) 447-7920
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders
The Annual Meeting of Stockholders (the “Annual Meeting”) of Spirit Airlines, Inc. (the “Company”) was held on June 13, 2012 in Phoenix, Arizona. Of the 67,744,307 shares of voting common stock outstanding as of April 27, 2012, the record date, 64,873,848 shares, or approximately 95%, were present or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting, each of which is described in detail in the Company's definitive proxy statement (the “Proxy”) filed with the Securities and Exchange Commission on April 30, 2012.
Proposal 1 - Election of Directors
The following three (3) Class I directors were elected to serve for three-year terms until the 2015 Annual Meeting of Stockholders or until their respective successors are elected and qualified.

Name	Votes For	Against	Votes Withheld	Broker Non Votes
Robert D. Johnson	55,192,289	0	765,796	8,915,763
Barclay G. Jones III	55,244,801	0	713,284	8,915,763
Stuart I. Oran	55,051,655	0	906,430	8,915,763

Proposal 2 -- Ratification of the Appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstain	Broker Non Votes
64,486,554	368,162	19,132	0

Proposal 3 - Approval on a Non-Binding, Advisory Basis of the Compensation of the Company's Named Executive Officers.

For	Against	Abstain	Broker Non Votes
55,566,147	258,562	133,376	8,915,763

Proposal 4 - Approval on a Non-Binding, Advisory Basis of the Frequency of Future “Say on Pay” Votes on Compensation of the Company's Named Executive Officers.

Stockholders were given the option of voting for every one, two or three years, or abstaining. The largest number of stockholders voted for “every one year,” as highlighted below.

Every One Year	Every Two Years	Every Three Years	Abstain	Broker Non Votes
55,176,412	111,389	652,805	17,479	8,915,763

Based on the recommendation of the Board of Directors in the Proxy for the Annual Meeting and the voting results with respect to the non-binding advisory vote to determine the frequency of future votes on compensation of the Company's named executive officers, the Company will hold an advisory vote on compensation for its named executive officers annually.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2012	SPIRIT AIRLINES, INC.

By: /s/ Thomas C. Canfield
Name: Thomas C. Canfield
Title: General Counsel & Secretary